Exhibit 99.1

Information Relating to Part II, Item 14. — Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of $750,000,000 aggregate principal amount of 4.250% Notes due 2024, $550,000,000 aggregate principal amount of 4.625% Notes due 2027, $700,000,000 aggregate principal amount of 5.000% Notes due 2032 and $300,000,000 aggregate principal amount of 5.500% Notes due 2052, each registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-237519) filed on April 1, 2020, other than the underwriting discount, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$212,844
Accounting Fees and Expenses	125,000
Printing Expenses	30,000
Legal Fees and Expenses	222,500
Blue Sky Fees and Expenses	10,000
Rating Agency Fees and Expenses	3,398,500
Miscellaneous Fees and Expenses	70,156
Total	$4,069,000